                                  EXHIBIT 4.2

                                SECOND AMENDMENT
                                       TO
                     AMENDED AND RESTATED CREDIT AGREEMENT


       THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") dated as of October 23, 1997, is among EVI, INC., a Delaware corporation formerly known as Energy Ventures, Inc. (the "Company"), the Subsidiary Guarantors (as defined below), the banks and other financial institutions listed on the signature pages under the heading "Lenders" (collectively, the "Lenders"), and THE CHASE MANHATTAN BANK, as agent (in such capacity, the "Agent") for the Lenders.

                             PRELIMINARY STATEMENT

       (a) The Company, EVI Oil Tools, Inc., a Delaware corporation; Grant Prideco, Inc., a Delaware corporation ("Grant Prideco"); Prideco Holdings, Inc., a Delaware corporation; Channelview Real Property, Inc., a Delaware corporation; EVI Management Inc., a Delaware corporation; EVI Arrow, Inc., a Delaware corporation; and EVI Watson Packers, Inc., a Delaware corporation (collectively, the "Subsidiary Guarantors"), the Lenders and the Agent entered into an Amended and Restated Credit Agreement dated as of December 6, 1996, as amended pursuant to a First Amendment to Amended and Restated Credit Agreement dated as of August 8, 1997 among the Company, the Subsidiary Guarantors, the Lenders and the Agent (the Amended and Restated Credit Agreement as so amended being the "Original Credit Agreement").

       (b) Pursuant to a memorandum of agreement dated October 23, 1997 among the Company, the Lenders and the Agent (the "October Agreement" and the Original Credit Agreement as affected by the October Agreement being the "Credit Agreement"), (1) the Lenders, inter alia, (A) consented and agreed to the sale by the Company of up to $460,000,000 in convertible subordinated debentures (the "Subordinated Debentures") and agreed that Indebtedness resulting from that sale will constitute Permitted Indebtedness, (B) released the Collateral and (C) consented and agreed to certain acquisitions and waived compliance with Sections 8.02 and 8.06 of the Credit Agreement with respect to such acquisitions and (2) the Company agreed (A) to repay all outstanding Loans upon receipt of the proceeds of the sale of the Subordinated Debentures and (B) that until all of the Lenders provide their written consent thereto, not to deliver any Borrowing Requests to the Agent.

       (c) The Company, the Subsidiary Guarantors, the Lenders and the Agent wish to execute this Amendment to, inter alia, further evidence the October Agreement and to amend certain provisions of the Credit Agreement to conform those provisions to the October Agreement.

       NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company, the Subsidiary Guarantors, the Lenders and the Agent hereby agree as follows:

       SECTION 1.   Amendments to Section 1.01 of the Credit Agreement.   (a)
The following defined terms contained in Section 1.01 of the Credit Agreement together with their respective definitions are hereby deleted: "Collateral," "Company Pledge Agreement," "Domestically Owned Foreign Restricted Subsidiary," Foreign Owned Restricted Subsidiary," " Permitted Collateral Liens,""Secured Parties," "Security Documents," "Subsidiary Guarantors Pledge Agreements" and "Subsidiary Guarantors Security Agreements."

       (b)    The definition of the term "Permitted Indebtedness" in Section
1.01 of the Credit Agreement is hereby amended by deleting the word "and" at the end of clause (p) thereof, substituting a ";" for the "." at the end of clause (q) and adding the following clauses (r) and (s):

              "(r)   the Subordinated Debentures; and

              (s)    after the BMW Acquisition, the Trico Indebtedness.".

       (c) The definition of the term "Eligible Inventory" is hereby amended in its entirety to read as follows:

              "'Eligible Inventory' means, at any time, all inventory (as such term is defined in Section 9-109(4) of the UCC) of a Loan Party for which each of the following statements is accurate and complete (and the Company by including such inventory in any computation of the Borrowing Base shall be deemed to represent and warrant to the Agent, the Issuing Bank and each Lender the accuracy and completeness of such statements as to said inventory):

                     (a) Said inventory shall be valued in accordance with GAAP and (i) shall include raw materials and finished goods but
              (ii) shall not include goods that are classified as "work-in-progress";

                     (b) Said inventory is in good condition, meets all standards imposed by any Governmental Authority having regulatory authority over it, its use and/or sale and is either currently usable or currently salable in the normal course of business of a Loan Party;

                     (c) Said inventory is not (i) located outside the United States of America or (ii) in the possession or control of any warehouseman, bailee, or any agent or processor for or customer of a Loan Party or, if it is in any such Person's possession, such warehouseman, bailee, agent, processor or customer and such warehouseman, bailee, agent, processor or customer has waived or subordinated any rights to payment secured by any Lien (other than Permitted Borrowing Base Liens);

                     (d) Said inventory is, and at all times will be, free and clear of all Liens, Permitted Borrowing Base Liens of a type described in clause (a) or (b) of the definition of that term;

                     (e) Said inventory does not include goods that have been damaged or returned;

                     (f)    Said inventory is not Permitted Consigned
              Inventory; and

                     (g) Said inventory does not include goods that are not owned by a Loan Party or that are held by a Loan Party pursuant to a consignment agreement.".

       (d) The definition of "Eligible Receivables" is hereby amended in its entirety to read as follows:

              "'Eligible Receivables' means, at any time, the net invoice or ledger amount owing on each account (which shall mean any "account" as such term is defined in Section 9-106 of the UCC and any "chattel paper" as such term is defined in Section 9-105(l)(b) of the UCC) of a Loan Party arising from the sale, lease or exchange of goods or the rendering of any service by a Loan Party (net of any credit balance, returns, trade discounts or unbilled amounts or retention) for which each of the following statements is accurate and complete (and the Company by including such account in any computation of the Borrowing Base shall be deemed to represent and warrant to the Agent, the Issuing Bank and the Lenders the accuracy and completeness of such statements):

                     (a) Said account or chattel paper is a binding and valid obligation of the obligor thereon in full force and effect;

                     (b) Said account or chattel paper is genuine as appearing on its face or as represented in the books and records of a Loan Party;

                     (c) Said account or chattel paper is free from claims regarding rescission, cancellation or avoidance, whether by operation of law or otherwise;

                     (d) Payment of said account or chattel paper is less than 90 days past due as determined by the due date stated on the invoice therefor (or if said account or chattel paper is not paid by reference to an invoice in the ordinary course of business but instead by reference to the terms of the agreements creating said account or chattel paper, said account or chattel paper has not remained unpaid beyond 90 days after the due date therefor);

                     (e) Said account or chattel paper is net of concessions, offset (excluding any accounts payable offset supported by a letter of credit) or understandings with the obligor thereon of any kind;

                     (f) Said account or chattel paper is, and at all times will be, free and clear of all Liens;

                     (g) Said account or chattel paper is derived from goods sold or leased or services rendered to the obligor in the ordinary course of business of a Loan Party;

                     (h) Said account or chattel paper is not (i) carried on the books of a Loan Party, as an "exchange account receivable" or
              (ii) subject to an exchange agreement with another Person;

                     (i) Said account or chattel paper is not payable by an obligor who is more than 90 days past due with regard to 20% or more of the total accounts and chattel paper owed by such obligor or any of its Affiliates;

                     (j) The obligor on said account or chattel paper has been sent an invoice within 10 days after said account or chattel paper has been entered on the financial records of a Loan Party;

                     (k) All consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the execution, delivery and performance of said account or chattel paper by each party obligated thereunder have been duly obtained, effected or given and are in full force and effect;

                     (l) The obligor on said account or chattel paper (i) is not the subject of any bankruptcy or insolvency proceeding, has not had a trustee or receiver appointed for all or a substantial part of its property, has not made an assignment for the benefit of creditors, admitted its inability to pay its debts as they mature or suspended its business; and (ii) is not affiliated, directly or indirectly, with the Company as a Subsidiary or other Affiliate, employee or otherwise;

                     (m) The goods sold or leased or services rendered resulting in the right to payment in connection with said account were sold, leased or rendered in a state or territory of the United States of America (excluding, however, such goods which are sold or leased for export outside of the United States of America), said account or chattel paper is payable in the United States of America, and the obligor thereon is subject to the jurisdiction of federal, state or provincial courts in the United States of America, unless said account or chattel paper is backed by a letter of credit in form and substance acceptable to the Agent and issued by an issuer, having capital and surplus in excess of $500,000,000 and having ratings of A1 and P1 by Standard & Poor's Rating Group and Moody's Investors Service, Inc., respectively;

                     (n) In the case of the sale of goods, the subject goods have been sold to an obligor on an absolute sale basis on open account and not on consignment, on approval or a "sale or return" basis or subject to any other repurchase or return agreement and no material part of the subject goods has been returned, rejected, lost or damaged, the said account is not, evidenced by chattel paper or an instrument of any kind; and

                     (o) Said account or chattel paper has not been otherwise determined by the Agent, in its good faith discretion, to be unacceptable in accordance with its customary practices for facilities of this nature;

       provided, that, if any account, when added to all other accounts that are obligations of the same obligor and its Affiliates, results in a total sum that exceeds 15% of the total balance then due on all Eligible Receivables, the amount of said account in excess of 15% of such total balance then due shall be excluded from Eligible Receivables.".

       (e) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms:

              "'BMW Acquisition' means the acquisition by the Company of all the capital stock of BMW Monarch (Lloydminister), Ltd.; BMW Pump Inc.; Makelki Holdings Ltd.; 589979 Alberta Ltd.; 600969 Alberta Ltd.; and 391862 Alberta Ltd.; each a corporation organized under the laws of the Province of Alberta, Canada, for a total purchase price of 130,000,000 Canadian dollars.

              'Permitted Borrowing Base Liens' means (a) Liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are being maintained on the books of the Company in conformity with GAAP,
       (b) carriers', warehouseman's, landlords', storage, mechanics', materialmen's, repairmen's or other like Liens securing liabilities arising in the ordinary course of business and not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings, (c) Liens of creditors of consignees of Permitted Consigned Inventory and (d) other Liens on Inventory of the Company or any of its Subsidiaries provided the aggregate amount of liabilities secured by all such Liens does not exceed $1,000,000.

              'Trico' means Trico Industries, Inc., a California corporation.

              'Trico Acquisition' means the acquisition by the Company of all the capital stock of Trico for a total purchase price of $105,000,000 (subject to adjustment for changes in the net assets of Trico since August 31, 1997 to the date of such acquisition) and a guarantee by the Company of the Trico Indebtedness.





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
              'Trico Indebtedness' means, without duplication, $8,730,000 original principal amount of variable rate demand industrial development revenue refunding bonds and the guarantee thereof by the Company.

              'Subordinated Debentures' means up to $460,000,000 original principal amount of the Company's convertible subordinated debentures due 2027.".

       SECTION 2.  Amendments to Section 8.02(f) of the Credit Agreement.   (a)
Section 8.02(f) of the Credit Agreement is hereby amended in its entirety to read as follows:

              "SECTION  8.02.   Consolidation, Merger, Sale or Purchase of
       Assets, Etc. The Company will not, and will not permit any Restricted Subsidiary to, wind up, liquidate or dissolve its affairs, or effect any merger or consolidation, sell, lease or otherwise dispose of all or any part of its property or assets (other than sales of inventory in the ordinary course of business), or purchase, lease or otherwise acquire (in one or a series of related transactions) all or any part of the property or assets or all or any part of the Capital Stock of any Person, or (unless such agreement shall expressly condition consummation by the Company or such Restricted Subsidiary of the transactions contemplated thereby upon receipt of the prior written consent of the Majority Lenders) agree to do any of the foregoing at any future time, except that this Section 8.02 shall not prohibit any of the following transactions, or any agreement to effect the same:

                     (a) (i) the purchase, lease or sale of inventory, (ii) the lease pursuant to Capital Leases of tangible personal property or (iii) the acquisition of facilities, equipment and other assets, in each case, by the Company or any Restricted Subsidiary in the ordinary course of business;

                     (b) if, at the time thereof and immediately after giving effect thereto, no Event of Default or Default shall have occurred and be continuing (i) the merger of any domestic Wholly Owned Restricted Subsidiary into the Company in a transaction in which the Company is the surviving Person, or the merger or consolidation of any domestic Wholly Owned Restricted Subsidiary with and into any other domestic Wholly Owned Restricted Subsidiary, in each case in a transaction in which no Person other than the Company or a Restricted Subsidiary receives any consideration; (ii) the merger or consolidation of any foreign Wholly Owned Restricted Subsidiary with and into a domestic Wholly Owned Restricted Subsidiary or any other foreign Wholly Owned Restricted Subsidiary, in each case in a transaction in which no Person other than the Company or a Restricted Subsidiary receives any consideration; and (iii) the merger of any other Person with and into the Company or a Restricted Subsidiary if the Company or a Restricted Subsidiary is the surviving entity and after giving effect to such transaction the Company and the Restricted Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such transaction, with the covenants contained in Article VIII recomputed as of the last day of the most recently ended fiscal quarter of the Company and the Restricted Subsidiaries as if such transaction had occurred on the first day of each relevant period for testing such compliance, and the Company shall have delivered to the Agent an officer's certificate to such effect, together with all relevant financial information and calculations demonstrating such compliance;

                     (c)    Investments permitted by Section 8.06;

                     (d) sales, leases or other dispositions of assets by the Company or the Restricted Subsidiaries determined by the Board of Directors of the Company to be no longer useful, necessary or desirable in the operation of the business of the Company or the Restricted Subsidiaries; provided, unless the consideration received for such sale, lease or other disposition has a value in excess of $5,000,000, the determination by the Board of Directors of the Company shall not be required;

                     (e) so long as at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing:

                            (i)    a domestic Restricted Subsidiary may
                     transfer property and assets to the Company or another domestic Restricted Subsidiary;

                            (ii) a foreign Restricted Subsidiary may transfer property and assets to the Company or another Restricted Subsidiary (other than Highland Corod except as permitted in clause (iv) below);

                            (iii) the Company may transfer property or assets to any domestic Restricted Subsidiary; and

                            (iv) any domestic Restricted Subsidiary, or the Company, may transfer assets or property to any foreign Restricted Subsidiary, provided that (A) such transfers shall be made for consideration of not less than the cost of the property or assets so transferred, (B) licenses of technology by and among the Company and the Restricted Subsidiaries shall not be subject to any other limitations contained in this Agreement, and (C) in addition to and without limitation of the foregoing, the Company and the domestic Restricted Subsidiaries shall be permitted to transfer assets or property to any one or more foreign Restricted Subsidiaries and any foreign Restricted Subsidiary may transfer assets or property to Highland Corod, provided that the aggregate book value of all such assets or property transferred pursuant to this clause (D) during any fiscal year of the Company does not exceed $5,000,000;

                     (f) the Company or any Restricted Subsidiary may acquire all or substantially all of the assets of, or all the Capital Stock in, a Person or division or line of business of a Person if, at the time thereof and immediately after giving effect thereto (each such acquisition being a 'Permitted Business Acquisition'):

                            (i) no Event of Default or Default shall have occurred and be continuing or would result therefrom;

                            (ii) all the Capital Stock of any acquired or newly-formed corporation, partnership, association or other business entity (a 'New Subsidiary') is owned directly by the Company or one or more Wholly Owned Restricted Subsidiaries or the Company and one or more Wholly Owned Restricted Subsidiaries, and such New Subsidiary shall become a Restricted Subsidiary and engaged primarily in one or more Lines of Business and (unless it is a foreign Restricted Subsidiary) shall have executed a Subsidiary Guarantor Counterpart in the form of
                     Exhibit 8.02 (a 'Subsidiary Guarantor Counterpart') guaranteeing the Obligations;

                            (iii) the Company and the Restricted Subsidiaries shall be in compliance, on a pro forma basis, after giving effect to such acquisition or formation, with the covenants contained in Article VIII, recomputed as at the last day of the most recently ended fiscal quarter of the Company and the Restricted Subsidiaries as if such acquisition had occurred on the first day of each relevant period for testing such compliance, and, the Company shall have delivered to the Agent and the Lenders a certificate of a Responsible Officer to such effect, together with all relevant financial information of such New Subsidiary or assets and calculations demonstrating such compliance;

                            (iv) any New Subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 8.04);

                            (v) the Majority Lenders shall have given their prior written consent (which consent shall not be unreasonably withheld, taking into consideration the merits of the acquisition) in the case of any acquisition involving consideration (whether cash or property (other than Qualified Capital Stock of the Company), as valued at the time each investment is made) in excess of $30,000,000; and

                            (vi) the Agent shall have received (A) such opinions of counsel to such New Subsidiary as the Agent and the Lenders may reasonably request as to the organization, good standing and enforceability of this Agreement and the Subsidiary Counterpart and such other matters as the Agent and the Lenders may reasonably require and (B) such other agreements, certificates, financing statements, approvals, reports, consents, waivers, estoppels, subordination agreements, filings and other documentation as the Agent and the Majority Lenders may reasonably request.

                     (g) The sale by the Company or any Subsidiary of any shares of capital stock of Alberta.

              The Loan Parties shall pay all reasonable costs and expenses (including the reasonable legal expenses and out-of-pocket expenses) incurred by the Agent and the Lenders in connection with the satisfaction of the requirements set forth in this Section 8.02(f).".

       SECTION 3. General Amendments to the Credit Agreement. The Credit Agreement and the Notes are hereby amended by deleting therefrom (a) all references therefrom to "Collateral," "Company Pledge Agreement," "Domestically Owned Foreign Restricted Subsidiary," "Foreign Owned Restricted Subsidiary," "Permitted Collateral Liens," "Secured Parties," "Security Documents," "Subsidiary Guarantors Pledge Agreements" and "Subsidiary Guarantors Security Agreements," (b) all representations, covenants, Defaults and Events of Default referencing the Collateral, the enforceability of any Security Document or the existence, perfection or priority of any Lien on any Collateral.

       SECTION 4. Compliance by the Company. (a) Upon the consummation of the Trico Acquisition, the Company will cause Trico to comply with the provisions of Section 8.02(f)(ii) and (vi) of the Credit Agreement, as amended and affected by this Amendment.

       (b) The Company covenants that upon receipt of the proceeds of the Subordinated Debentures, all outstanding Loans under the Credit Agreement will be repaid in full and, notwithstanding the provisions of Section 12.01 of the Credit Agreement to the contrary, no Notice of Borrowing shall be delivered by the Company unless all of the Lenders consent to funding the Borrowing requested in such Notice of Borrowing. Notwithstanding the foregoing, the Company may obtain the issuance of Letters of Credit up to the full amount of the Letter of Credit Limit upon compliance with the applicable provisions of Article V.

       SECTION 5. Conditions to Effectiveness. This Amendment shall become effective when, and only when, the following conditions have been fulfilled:

       (a) the Company, the Subsidiary Guarantors and all Lenders shall have executed a counterpart of this Amendment; and

       (b) the Agent shall have executed a counterpart of this Amendment and shall have received counterparts of this Amendment executed by the Company, the Subsidiary Guarantors and all Lenders.

       SECTION 6. Representations and Warranties True; No Default or Event of Default. The Company and the Subsidiary Guarantors hereby represent and warrant to the Agent and the Lenders that after giving effect to the execution and delivery of this Amendment (a) the representations and warranties set forth in the Credit Agreement are true and correct on the date hereof as though made on and as of such date except for any such representations and warranties as are by their terms limited to a specific earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date), and (b) no Default or Event of Default has occurred and is continuing.

       SECTION 7.   Reference to the Credit Agreement and Effect on the Notes.

       (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "herein" or words of like import shall mean and be a reference to the Credit Agreement, as amended and affected hereby.

       (b) Upon the effectiveness of this Amendment, each reference in the Notes and the other Loan Documents to "the Credit Agreement" shall mean and be a reference to the Credit Agreement, as amended and affected hereby.

       (c) Upon the effectiveness of this Amendment, each reference in the Credit Agreement, the Notes and the other Loan Documents to "Permitted Indebtedness," "Eligible Inventory" and "Eligible Receivables" shall mean and be a reference to such terms as modified pursuant to Section 1.

       (d) The Credit Agreement, the Notes, and the other Loan Documents, as amended and affected hereby, shall remain in full force and effect and are hereby ratified and confirmed.

       SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE FEDERAL LAW AND SHALL BE BINDING UPON THE COMPANY, THE SUBSIDIARY GUARANTORS, THE LENDERS AND THE AGENT AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

       SECTION 9. Descriptive Headings. The section headings appearing in this Amendment have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Amendment.

       SECTION 10.   FINAL AGREEMENT OF THE PARTIES.   THIS AMENDMENT, THE
CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT OF THE LOAN PARTIES, THE LENDERS AND THE AGENT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF, AND THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY THE AGENT OR ANY LENDER RELATIVE TO THE SUBJECT MATTER HEREOF OR THEREOF NOT EXPRESSLY SET FORTH OR REFERRED TO HEREIN OR IN THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

       SECTION 11. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                           Company:


                                           EVI, INC., a Delaware corporation


                                           By:  /s/ James G. Kiley
                                              ----------------------------------
                                           Name:   James G. Kiley
                                                --------------------------------
                                           Title:  Vice President
                                                 -------------------------------

                                           Subsidiary Guarantors:


                                           EVI OIL TOOLS, INC., a Delaware
                                           corporation


                                           By:  /s/ James G. Kiley
                                              ----------------------------------
                                           Name:   James G. Kiley
                                                --------------------------------
                                           Title:  Vice President
                                                 -------------------------------


                                           GRANT PRIDECO, INC., a Delaware
                                           corporation and the successor of a
                                           merger of Prideco, Inc., a Texas
                                           corporation, with and into Grant
                                           Prideco, Inc.


                                           By:  /s/ James G. Kiley
                                              ----------------------------------
                                           Name:  James G. Kiley
                                                --------------------------------
                                           Title:  Vice President
                                                 -------------------------------


                                           PRIDECO HOLDINGS, INC., a Delaware
                                           corporation


                                           By:   /s/ James G. Kiley
                                              ----------------------------------
                                           Name:  James G. Kiley
                                                --------------------------------
                                           Title:  Vice President
                                                 -------------------------------

                                           CHANNELVIEW REAL PROPERTY, INC., a
                                           Delaware corporation


                                           By:   /s/ James G. Kiley
                                              ----------------------------------
                                           Name:   James G. Kiley
                                                --------------------------------
                                           Title:    Vice President
                                                 -------------------------------


                                           EVI MANAGEMENT INC., a Delaware
                                           corporation


                                           By:   /s/ James G. Kiley
                                              ----------------------------------
                                           Name:   James G. Kiley
                                                --------------------------------
                                           Title:    Vice President
                                                 -------------------------------


                                           EVI ARROW, INC., a Delaware
                                           corporation


                                           By:    /s/ James G. Kiley
                                              ----------------------------------
                                           Name:  James G. Kiley
                                                --------------------------------
                                           Title:   Vice President
                                                 -------------------------------


                                           EVI WATSON PACKERS, INC., a Delaware
                                           corporation


                                           By:    /s/ James G. Kiley
                                              ----------------------------------
                                           Name:  James G. Kiley
                                                --------------------------------
                                           Title:   Vice President
                                                 -------------------------------

                                           Agent:


                                           THE CHASE MANHATTAN BANK, AS AGENT


                                           By:    /s/ Sandra J. Miklave
                                              ----------------------------------
                                           Name:  Sandra J. Miklave
                                                --------------------------------
                                           Title: Vice President
                                                 -------------------------------

                                           Lenders:

                                           THE CHASE MANHATTAN BANK


                                           By:    /s/ Peter M. Ling
                                              ----------------------------------
                                           Name:  Peter M. Ling
                                                --------------------------------
                                           Title: Vice President
                                                 -------------------------------

                                           ABN AMRO BANK N.V. -- HOUSTON
                                           AGENCY


                                           By:    /s/ H. Gene Shiels
                                              ----------------------------------
                                           Name:  H. Gene Shiels
                                                --------------------------------
                                           Title: Vice President
                                                 -------------------------------



                                           By:    /s/ Charles W. Randall
                                              ----------------------------------
                                           Name:  Charles W. Randall
                                                --------------------------------
                                           Title: Senior Vice President
                                                 -------------------------------

                                           CREDIT LYONNAIS NEW YORK BRANCH


                                           By:  /s/ Philippe Sonstra
                                              ----------------------------------
                                           Name:    Philippe Sonstra
                                                --------------------------------
                                           Title:   Senior Vice President
                                                 -------------------------------

                                           HIBERNIA NATIONAL BANK


                                           By:  /s/ Tammy M. Angelety
                                              ----------------------------------
                                           Name:    Tammy M. Angelety
                                                --------------------------------
                                           Title:   Asst. Vice President
                                                 -------------------------------

                                           WELLS FARGO BANK (TEXAS), N.A.


                                           By: /s/ Frank Schageman
                                               ---------------------------------
                                           Name:  Frank Schageman
                                                  ------------------------------
                                           Title: Vice President
                                                  ------------------------------

                                           THE BANK OF NOVA SCOTIA


                                           By: /s/ F.C.H. Ashby
                                               ---------------------------------
                                           Name:  F.C.H. Ashby
                                                  ------------------------------
                                           Title: Senior Manager Loan Operations
                                                  ------------------------------

                                           BANQUE PARIBAS


                                           By: /s/ Brian Malone
                                               ---------------------------------
                                           Name:  Brian Malone
                                                  ------------------------------
                                           Title: Vice President
                                                  ------------------------------


                                           By: /s/ Barton D. Schouest
                                               ---------------------------------
                                           Name:  Barton D. Schouest
                                                  ------------------------------
                                           Title: Managing Director
                                                  ------------------------------

                                           THE FUJI BANK, LIMITED



                                           By: /s/ Nate Ellis
                                               ---------------------------------
                                           Name:  Nate Ellis
                                                  ------------------------------
                                           Title: Vice President & Manager
                                                  ------------------------------